UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2013

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) On May 23, 2013, Beasley Broadcast Group, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) in Naples, Florida.

(b) At the Annual Meeting:

(1)	The stockholders voted to elect each of the eight nominees for director.

(2)	The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

(3)	The stockholders voted, on an advisory basis, as set forth below, on the frequency of votes on executive compensation.

Election of Directors

	For	Against	Abstain	Broker Non-votes
By Holders of All Classes of Common Stock
George G. Beasley	170,969,331	860,920	—	—
Bruce G. Beasley	170,877,869	952,382	—	—
Caroline Beasley	170,868,122	962,129	—	—
Brian E. Beasley	170,883,751	946,500	—	—
Joe B. Cox	171,796,493	33,758	—	—
Allen B. Shaw	170,926,860	903,391	—	—

By Holders of Class A Common Stock
Mark S. Fowler	5,185,101	17,720	—	—
Herbert W. McCord	5,185,101	17,720	—	—

Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-votes
169,493,990	152,189	2,184,072	—

Advisory Vote on Frequency of Votes on Executive Compensation

1 Year	2 Years	3 Years	Abstain
169,408,663	—	238,666	2,182,922

(d) A majority of the votes cast by shareholders voted, on an advisory basis, to hold an advisory vote to approve executive compensation every year. In line with this recommendation by our shareholders, the Board of Directors has decided that it will include an advisory shareholder vote on executive compensation in its proxy materials every year until the next required advisory vote on the frequency of shareowner votes on executive compensation, which will occur no later than our Annual Meeting of shareholders in 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: May 24, 2013	By:	/s/ Caroline Beasley
Caroline Beasley
Vice President, Chief Financial Officer, Secretary and Treasurer